Exhibit 24
Power of Attorney
     Each director and/or officer of A. Schulman, Inc. (the “Corporation”) whose signature appears below hereby appoints JOSEPH M. GINGO, PAUL F. DESANTIS and DAVID C. MINC, and each of them, with full power of substitution and resubstitution, as attorneys or attorney to sign for the undersigned and in his or her name, place and stead, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Corporation’s Annual Report on Form 10-K for the fiscal year ended August 31, 2010, and likewise to sign and file with the Commission any and all amendments (on Form 10-K/A) and exhibits thereto, and any and all applications and documents to be filed with the Commission pertaining to such Annual Report, with full power and authority to do and perform any and all acts and things whatsoever requisite, necessary or advisable to be done in the premises, as fully and for all intents and purposes as each of the undersigned could so if personally present, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 15th day of October, 2010.

/s/ Joseph M. Gingo Joseph M. Gingo	President, Chief Executive Officer and Chairman (Principal Executive Officer)

/s/ Paul F. DeSantis Paul F. DeSantis	Chief Financial Officer, Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ Eugene R. Allspach Eugene R. Allspach	Director

/s/ Gregory T. Barmore Gregory T. Barmore	Director

/s/ David G Birney David G. Birney	Director

/s/ Michael Caporale, Jr. Michael Caporale, Jr.	Director

/s/ Howard R. Curd Howard R. Curd	Director

/s/ Michael A. McManus, Jr. Michael A. McManus, Jr.	Director

/s/ Lee D. Meyer Lee D. Meyer	Director

/s/ James A. Mitarotonda James A. Mitarotonda	Director

/s/ Ernest J. Novak, Jr. Ernest J. Novak, Jr.	Director

/s/ Dr. Irvin D. Reid Dr. Irvin D. Reid	Director

/s/ Stanley W. Silverman Stanley W. Silverman	Director

/s/ John B. Yasinsky John B. Yasinsky	Director